EXHIBIT 4.2
FORM OF SERIES 2000A WARRANT

     THESE SECURITIES, AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OR CONVERSION OF THESE SECURITIES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS IN EFFECT WITH RESPECT TO SUCH SECURITIES OR UNLESS THE COMPANY HAS RECEIVED AN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY PROVIDING THAT (I) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE, OR (II) THE RESALE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, HAVE BEEN SATISFIED. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1993, AS AMENDED.


                                EUROGAS, INC.

                             WARRANT TO PURCHASE
                            SHARES OF COMMON STOCK


            **Series 2000-A Warrants                                Warrant
                                             Certificate No. 2000A-**

                 Void after 5:00 p.m., Mountain Standard Time on March 31, 2001 or on such earlier date specified herein

                          __________________________


     This certifies that, for value received, ** ("HOLDER") is entitled, subject to the provisions of this Warrant, to purchase the number of shares of common stock, par value $.001 per share (the "COMMON STOCK"), of EuroGas, Inc., a Utah corporation (the "COMPANY") specified above, at a price of Thirty-five cents ($.35) per share (the "EXERCISE PRICE") at any time up to 5:00 p.m. (Mountain Standard time) on or before March 31, 2001 (the "EXPIRATION TIME"). The number of shares of Common Stock to be received upon the exercise of this Warrant (the "WARRANT SHARES") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

    1. Exercise of Warrant. Subject to the limitations set forth below in this Section, this Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof, but in any event no later than the Expiration Time, or if such time is on a day on which federal or state-chartered banking institutions in Utah are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender thereof (with the Notice of Exercise form attached hereto as Exhibit A duly executed) to the Company at its principal office or at the office of its stock transfer agent, if any, accompanied by payment, in cash or by certified or official bank check, payable to the order of the Company, in the amount of the Exercise Price for the number of Warrant Shares specified in such form, together with all taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon the surrender of this Warrant for cancellation, execute and deliver a new Warrant of the same tenor evidencing the right of the Holder to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth.

    2. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company hereby covenants and agrees that at all times during the period this Warrant is exercisable it shall reserve from its authorized and unissued Common
Stock for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     3. Fractional Shares. No fractional shares or stock representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall, in its sole discretion, either (i) pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors or (ii) issue the next largest whole number of Warrant Shares.

    4.   Disposition of Warrant; Compliance with Securities Act;
 Disposition of Warrant Shares.

       (a) The Holder, by acceptance hereof, agrees that the Warrant and Warrant Shares to be issued upon exercise hereof are being acquired for investment and that the Holder will not offer, sell or otherwise dispose of such Warrant or Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (said Securities Act and such Rules and Regulations being hereinafter collectively referred to as the "SECURITIES
ACT") and any applicable state securities laws. The Warrant Shares shall be stamped or imprinted with a legend in substantially the following form, unless counsel to the Company is of the opinion as to any certificate representing Warrant Shares that such legend is unnecessary:

     THESE SECURITIES, AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OR CONVERSION OF THESE SECURITIES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS IN EFFECT WITH RESPECT TO SUCH SECURITIES OR UNLESS THE COMPANY HAS RECEIVED AN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY PROVIDING THAT (I) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE, OR (II) THE RESALE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, HAVE BEEN SATISFIED. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1993, AS AMENDED.

       (b) With respect to any offer, sale or other disposition of this Warrant or the Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration thereof, the Holder agrees to give written notice thereof to the Company prior thereto, together with a written opinion of Holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of such Warrant or Warrant Shares and indicating whether or not under the Securities Act certificates for such Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with the Securities Act. Each Warrant or certificate representing Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act unless, in the aforesaid opinion of counsel for the Holder or in the opinion of counsel for the Company, such legend is not required in order to insure compliance with the Securities Act.

      (c) The Company agrees not to register any purported transfer of this Warrant, the Warrant Shares or any shares of Common Stock of the Company issued in connection with the Convertible Debentures (as hereinafter defined) unless such transfer is pursuant to an effective registration under the Securities Act, consistent with the restrictions of Regulation S promulgated under the Securities Act, or pursuant to an exemption from registration under the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with any restrictions set forth in this Warrant. The Holder shall indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or any such person may become subject under the Securities Act or any statute or common law, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon the disposition by such Holder of the Warrant, the Warrant Shares or other such securities in violation of the terms of this Warrant.

     5. Lost Warrants or Stock Certificates. The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate issued for Warrant Shares upon exercise hereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder by virtue hereof are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     7. Adjustment of Exercise Price and Number of Shares. The number and kind of securities issuable upon the exercise of this Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time upon the happening of certain events as follows:

       (a)  Adjustment for Change in Capital Stock.  In case the Company shall
(i) pay a dividend on the Common Stock in shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue, by reclassification of its shares of Common Stock, other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. If the Holder is entitled to receive shares of two or more classes of capital stock of the Company pursuant to the foregoing upon exercise of the Warrant, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever such a payment, subdivision, combination or reclassification is made.

       (b) Merger/Consolidation. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then, as a condition of such consolidation, merger or sale or conveyance, adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger or sale or conveyance, with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall be applicable as nearly as may be possible to any shares of stock or securities thereafter deliverable upon the exercise hereof. If, pursuant to the terms of any such consolidation, merger or sale or conveyance, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) are to be received by or distributed to the holders of the Common Stock, in addition to shares of stock or other securities of the successor entity, there shall be a reduction of the Exercise Price per Warrant Share equal to the amount applicable to the number of shares of Common Stock of any such cash and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such shares of stock or other securities or property to be received by or distributed to the holders of the Common Stock of the Company.

       (c) Adjustment in Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as provided in this Section, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     8. Registration Rights. The Company shall be under no obligation to register this Warrant or the Warrant shares under the Securities Act or any other securities law.

     9. Modification; Waiver; Conflicts with Debentures. This Warrant and any provision hereof may be modified, amended, waived or discharged only by an instrument in writing signed by the party against which enforcement of the same is sought. This Warrant is being executed by the Holder in order to clarify ambiguities in the Convertible Debentures dated January 12, 2000
(the "Convertible Debentures") with respect to which this Warrant relates.
The Company and Holder agree that the number of warrants Holder was entitled to receive per $.35 in principal amount upon conversion of the Convertible Debentures is two warrants, each entitling the Holder to purchase one share of EuroGas common stock at the price of $.35 per share for a period of one year from the date of conversion of the respective Convertible Debenture.
In the event of any conflict between this Warrant and the Convertible Debentures, this Warrant shall prevail.

     10. Notice. All notices, requests and other communications to the Company or Holder hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Warrant and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered mail, or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address or telecopy number as the Company or Holder may hereafter specify by notice to the other party hereto:

if to the Company:

               EuroGas, Inc.
               942 East 7145 South
               Suite 101A
               Midvale, Utah  84047
               Attn:  Principal Financial Officer

     if to Holder:       At such address as the Holder shall designate by
written notice to the Company.

     11. Construction. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. Unless otherwise indicated, references to Sections shall be construed as references to the corresponding Sections of this Warrant.

     12. Applicable Law; Jurisdiction. This Warrant and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Utah (without giving effect to principles relating to conflicts of laws).

IN WITNESS WHEREOF, the Company and Holder have executed this Warrant effective as of the 8th day of May, 2000.

                                   EUROGAS, INC., a Utah corporation


                                   By:__________________________________
                                        Karl Arleth, President


Accepted and Agreed:

Holder
_______________________________
(sign)
________________________________
(print name)


                                  EXHIBIT A
                                      TO
                            SERIES 2000-A WARRANTS


                              NOTICE OF EXERCISE



To: EUROGAS, INC. (the "Company"):


     1. The undersigned holder of the attached Warrant hereby elects to purchase __________ shares (the "Warrant Shares") of Common Stock of the Company pursuant to the terms of the Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing the Warrant Shares in the name of the undersigned.


     3. The undersigned represents that the Warrant Shares being acquired for the account of the undersigned are for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling the Warrant Shares.


_______________
       (Date)

___________________________
      (Signature)